UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                          Date of Report: May 30, 2012


                               HINTO ENERGY, INC.
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             (Exact name of registrant as specified in its charter)


          Wyoming                     000-26317               84-1384961
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(State or other jurisdiction      (Commission File         (IRS Employer
     of  incorporation)                Number)          Identification Number)


                       7609 RALSTON ROAD, ARVADA, CO 80002
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               (Address of Principal Executive Offices) (Zip Code)


                                 (303) 647-4850
               Registrant's telephone number, including area code
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS


ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
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On May 9, 2012, Hinto Energy, Inc. ("the Company") and Pacific Energy and Mining
Company ("Pacific") entered into an Asset Purchase and Sale Agreement ("the Agreement"). As part of the Agreement, the Company will acquire certain oil and gas wells and related assets in the Greater Cisco area of the Uintah Basin in Grand County, Utah. The Cisco Springs Field is known to produce from the channel sands in the Mancos, Dakota and Morrison formations, with natural gas production from the Mancos and Dakota formations.

The assets to be acquired include 4,783 gross acres in the Cisco Spring Fields with an 80% NRI and approximately 3,827 net acres. The property includes 27 wells that need to be re-worked, connected to gas pipeline, or offset drilled.

In exchange for such oil and gas wells and related assets, the Company plans to pay $325,000 in a combination of cash and a convertible promissory note, as follows:

          -    $175,000 cash; and

          - a $150,000 convertible promissory note. The convertible promissory note has an interest rate of 8% and is due May 30, 2013. The convertible promissory note and accrued interest may be converted into shares of the Company's restricted common stock at $1.00 per share.

The Company closed the transaction on May 30, 2012 and expects to take control of the assets within 180 days.

                    SECTION 3 - SECURITIES AND TRADING MARKET


ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.
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On May 30, 2012, the Company issued a $150,000 Convertible Promissory Note ("the
Promissory Note") to Pacific, as part of the Asset Sale and Purchase Agreement, discussed in Item 1.01. The convertible promissory note has an interest rate of 8% and is due May 30, 2013. The convertible promissory note and accrued interest may be converted into shares of the Company's restricted common stock at $1.00 per share.

EXEMPTION FROM REGISTRATION CLAIMED

THE ABOVE SALES BY THE COMPANY OF ITS UNREGISTERED SECURITIES WERE MADE BY THE COMPANY IN RELIANCE UPON SECTION 4(6) AND RULE 506 OF REGULATION D OF THE SECURITIES ACT OF 1933, AS AMENDED. THE ENTITY THAT PURCHASED THE UNREGISTERED SECURITIES WAS AN ENTITY KNOWN TO THE COMPANY AND ITS MANAGEMENT, THROUGH PRE-EXISTING BUSINESS RELATIONSHIPS, OR AS LONG STANDING BUSINESS ASSOCIATES. THE PURCHASER WAS PROVIDED ACCESS TO ALL MATERIAL INFORMATION, WHICH IT REQUESTED, AND ALL INFORMATION NECESSARY TO VERIFY SUCH INFORMATION AND WAS AFFORDED ACCESS TO MANAGEMENT OF THE COMPANY IN CONNECTION WITH THEIR PURCHASES. THE PURCHASER OF THE UNREGISTERED SECURITIES ACQUIRED SUCH SECURITIES FOR INVESTMENT AND NOT WITH A VIEW TOWARD DISTRIBUTION, ACKNOWLEDGING SUCH INTENT TO

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THE COMPANY.  ALL CERTIFICATES OR AGREEMENTS  REPRESENTING  SUCH SECURITIES THAT
WERE ISSUED CONTAINED RESTRICTIVE LEGENDS, PROHIBITING FURTHER TRANSFER OF THE CERTIFICATES OR AGREEMENTS REPRESENTING SUCH SECURITIES, WITHOUT SUCH SECURITIES EITHER BEING FIRST REGISTERED OR OTHERWISE EXEMPT FROM REGISTRATION IN ANY FURTHER RESALE OR DISPOSITION.

                            SECTION 7 - REGULATION FD

ITEM 7.01 REGULATION FD DISCLOSURE.
----------------------------------

PRESS RELEASE

The information in this Item 7.01 of this Current Report is furnished pursuant to Item 7.01 and shall not be deemed "filed" for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

On May 30, 2012, the Company made a press release announcing the entering into the Asset Sale and Purchase Agreement, discussed in Item 1.01. The text of the press release is attached hereto as Exhibit 99.1.

                   SECTION 9 FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
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(D) EXHIBITS. The following is a complete list of exhibits filed as part of this
Report. Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

     EXHIBIT NO.                         DESCRIPTION
     -----------        ----------------------------------------------------
            10.1        Asset Purchase and Sale Agreement, dated May 9, 2012
            99.1        Press Release, dated May 30, 2012




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                               HINTO ENERGY, INC.


                               By:/s/ George Harris
                                  -----------------------------------------
                                  George Harris, Chief Financial Officer


                               Date: May 31, 2012


































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